Exhibit 99.1

Tetraphase Announces Receipt of Proposal from La Jolla Pharmaceutical Company, Determination of Superior Offer and Notice to Melinta

WATERTOWN, Mass., June 22, 2020 — Tetraphase Pharmaceuticals, Inc. (Nasdaq:TTPH), a biopharmaceutical company focused on commercializing its novel tetracycline XERAVATM (eravacycline for injection) to treat serious and life-threatening infections, today announced that on June 19, 2020, its Board of Directors received an unsolicited proposal from La Jolla Pharmaceutical Company (“La Jolla”) to acquire Tetraphase for $43.0 million in cash, plus an additional aggregate amount of $16.0 million in cash potentially payable under contingent value rights (“CVRs”) to be issued in the transaction (the “La Jolla Proposal”), and that on June 21, 2020 the Board determined that the La Jolla Proposal is a “Superior Offer” under the terms of the Agreement and Plan of Merger, dated June 4, 2020, to which the Company is a party with Melinta Therapeutics, Inc. (“Melinta”) and Toronto Transaction Corp., a wholly-owned subsidiary of Melinta (the “Melinta Merger Agreement”). In connection with this determination and in accordance with the terms of the Melinta Merger Agreement, the Company has given notice to Melinta of such determination and of its intention to consider changing its recommendation of the tender offer under the Melinta Merger Agreement or terminating the Melinta Merger Agreement unless Melinta proposes revisions to the terms of the Melinta Merger Agreement or makes another proposal on or prior to Friday, June 26, 2020 that, if accepted, would result in the La Jolla Proposal ceasing to be a Superior Offer. Under the Melinta Merger Agreement, Melinta would acquire Tetraphase through a cash tender offer by its subsidiary for all of Tetraphase’s outstanding shares of common stock, for an aggregate of $39.0 million in cash (representing consideration of $1.79 per share of Tetraphase common stock), plus CVRs representing the right to receive cash consideration based on the achievement of certain net sales milestones, in an aggregate amount of up to $16.0 million.

Under the La Jolla Proposal, La Jolla would acquire Tetraphase through a cash tender offer for all of Tetraphase’s outstanding shares of common stock. The upfront cash consideration under the La Jolla Proposal would be as follows: (i) $2.00 per share of Tetraphase common stock (including common stock underlying restricted stock units, performance-based stock units and pre-funded warrants), (ii) $2.68 per share of Tetraphase common stock underlying the common stock warrants issued by the Company in November 2019, and (iii) $2.69 per share of Tetraphase common stock underlying the common stock warrants issued by the Company in January 2020. The total upfront consideration to be received by Tetraphase equityholders under the La Jolla Proposal at closing is approximately $43.0 million, with approximately $21.4 million of this amount allocated to the Company’s outstanding common stock warrants. The La Jolla Proposal is not subject to any financing contingencies. The definitive terms and conditions of a merger agreement detailing the La Jolla Proposal have been fully negotiated. If the La Jolla Proposal continues to constitute a Superior Offer through Friday, June 26, 2020, the Tetraphase Board will consider terminating the Melinta Merger Agreement and entering into the merger agreement with La Jolla.

At this time, the Tetraphase Board (1) continues to recommend the offer under the Melinta Merger Agreement, (2) is not modifying or withdrawing its recommendation with respect to the offer under the Melinta Merger Agreement, or proposing to do so, and (3) is not making any recommendation with respect to the La Jolla Proposal or the offer under the proposed merger agreement with La Jolla.

Janney Montgomery Scott LLC is acting as financial advisor to Tetraphase and Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal advisor.

About Tetraphase Pharmaceuticals, Inc.

Tetraphase Pharmaceuticals, Inc. is a biopharmaceutical company using its proprietary chemistry technology to develop and commercialize novel tetracyclines for serious and life-threatening conditions, including bacterial infections caused by many multidrug-resistant, or MDR, bacteria. There is a medical need for new antibiotics as resistance to existing antibiotics increases. The company’s commercial product, XERAVATM (eravacycline), a fully synthetic fluorocycline, is an intravenous, or IV, antibiotic that is approved for use as a first-line empiric monotherapy for the treatment of MDR infections, including those found in complicated intra-abdominal infections, or cIAI.

Additional Information and Where to Find it

The tender offer by a subsidiary of Melinta for the outstanding shares of Tetraphase referenced in this press release commenced on June 12, 2020. On June 12, 2020, Melinta filed with the Securities and Exchange Commission (“SEC”) tender offer materials on Schedule TO and Tetraphase filed a Solicitation/Recommendation Statement on Schedule 14D-

9. Tetraphase and Melinta also plan to file other relevant documents with the SEC regarding the proposed transaction. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF TETRAPHASE COMMON STOCK ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS INCLUDED IN THE TENDER OFFER STATEMENT) AND THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF TETRAPHASE COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of shares of Tetraphase common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Melinta Therapeutics, Inc. at 44 Whippany Rd, Suite 280, Morristown, New Jersey 07960, Attention: Legal.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Tetraphase, Melinta and La Jolla file annual, quarterly and special reports, proxy statements and other information with the SEC. These filings with the SEC are available to the public from the website maintained by the SEC at www.sec.gov.

If a negotiated transaction between Tetraphase and La Jolla is agreed, Tetraphase and La Jolla will prepare filing(s) related to the proposed transaction (such as a tender offer statement on Schedule TO, including an offer to purchase, a related letter of transmittal and other tender offer documents related to the transaction and any amendments thereto, and Tetraphase would file a recommendation statement on Schedule 14D-9 with the SEC and any amendments thereto), and Tetraphase will provide the filing(s) to its stockholders. Tetraphase, and possibly La Jolla, may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any tender offer document or any other document which Tetraphase or La Jolla may file with the SEC in connection with the proposed transaction. If a negotiated transaction between Tetraphase and La Jolla is agreed, investors and security holders are urged to read the filing(s) and the other relevant materials with respect to the proposed transaction with La Jolla carefully in their entirety when they become available before making any voting or investment decision with respect to any proposed transaction with La Jolla, because they will contain important information about any proposed transaction with La Jolla.

Forward-Looking Statements

Any statements in this press release regarding the transactions contemplated by the Melinta Merger Agreement and any proposed transaction contemplated by La Jolla, the expected timetable for completing the transactions, future financial and operating results, benefits and synergies of the transactions, future opportunities for the combined company and any other statements about Tetraphase management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” and similar expressions), should also be considered to be forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the determinations made by the Tetraphase Board regarding the La Jolla Proposal; actions of Melinta or any other party in response to any discussions with La Jolla; the results of discussions with La Jolla; the impact of actions of other parties with respect to any discussions and the potential consummation of the proposed transactions with Melinta or La Jolla; the outcome of any legal proceedings that could be instituted against Tetraphase or its directors related to the discussions, the La Jolla Proposal or the Melinta Merger Agreement; changes in the La Jolla Proposal; the risk that the transactions contemplated by the Melinta Merger Agreement or the La Jolla Proposal may not be completed in a timely manner, or at all, which may adversely affect Tetraphase’s business and the price of its common stock; risks as to the percentage of Tetraphase’s stockholders tendering their shares in any offer; the possibility that competing offers will be made; the failure to satisfy all of the closing conditions of the transactions contemplated by the Melinta Merger Agreement, or with respect to any definitive agreements for the La Jolla Proposal; the occurrence of any event, change or other circumstance that could give rise to the termination of the Melinta Merger Agreement; the effect of the announcement or pendency of the transactions contemplated by the Melinta Merger Agreement or the definitive agreements for the La Jolla Proposal on Tetraphase’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the Melinta Merger Agreement or the La Jolla Proposal may disrupt Tetraphase’s current plans and business operations; potential difficulties retaining employees as a result of the proposed transactions; risks related to the diverting of management’s attention from Tetraphase’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Tetraphase related to the Melinta Merger Agreement or the La Jolla Proposal or the transactions contemplated thereby; risks relating to product development and commercialization, demand of Tetraphase’s products and limited number of customers; risks relating to Tetraphase’s ability to successfully commercialize XERAVA; concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19; risks associated with competition and other commercial and other risk factors set forth under the caption “Risk Factors” in Tetraphase’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the SEC on May 7, 2020 and in any other subsequent filings made by Tetraphase with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Tetraphase specifically disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media and Investor Contact:

Argot Partners

Maeve Conneighton

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maeve@argotpartners.com